Exhibit 99.4

Legg Mason, Inc.

EXCHANGE OFFER IN RESPECT OF

5.50% Senior Notes due 2019
that have been registered under the Securities Act of 1933
($650,000,000 aggregate principal amount)

for

all outstanding unregistered 5.50% Senior Notes due 2019
(Rule 144A CUSIP/ISIN: 524901AQ8/US524901AQ82
Regulation S CUSIP/ISIN: U5236PAA4/USU5236PAA40)
that were issued on May 21, 2012
($650,000,000 aggregate principal amount)
____________________

To Registered Holders:

We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by Legg Mason, Inc. to exchange 5.50% Senior Notes due 2019 which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for $650,000,000 aggregate principal amount of unregistered 5.50% Senior Notes due 2019 issued on May 21, 2012, upon the terms and subject to the conditions set forth in the Prospectus dated                      , 2013 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”).

Enclosed herewith are copies of the following documents:

1.	the Prospectus dated , 2013;

2.	the Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

3.	the Instruction to Registered Holder from Beneficial Owner; and

4.
the Letter to Clients which may be sent to your clients for whose account you hold unregistered securities in your name or in the name of your nominee, which shall accompany the Instruction to Registered Holder from Beneficial Owner for obtaining such client’s instructions with regard to the Exchange Offer.

We urge you to contact your clients promptly.  Please note that the Exchange Offer will expire at 11:59 p.m., New York City time, on              , 2013 unless the exchange offer is extended by Legg Mason, Inc. in its sole discretion.

The Exchange Offer is not conditioned upon any minimum number of unregistered securities being tendered.

Pursuant to the Letter of Transmittal, each holder of unregistered securities (a “Holder”) will represent to Legg Mason, Inc. that:

•	the exchange securities acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the Holder;

•	the Holder does not have any arrangement or understanding with any person to participate in the distribution of the unregistered securities or exchange securities;

•
the Holder is not an “affiliate” of Legg Mason, Inc. as defined in Rule 405 promulgated under the Securities Act or, if the Holder is an affiliate, that the Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the Holder is not a broker-dealer, the Holder is not engaged in and does not intend to engage in the distribution of the exchange securities;

•
if the Holder is a broker-dealer, it will receive exchange securities for its own account in exchange for unregistered securities that were acquired as a result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange securities received in the Exchange Offer; and

•	the Holder is not acting on behalf of any person or entity that could not truthfully make these representations.

By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange securities, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holders from Beneficial Owner contains an authorization by the beneficial owners of the unregistered securities for you to make the foregoing representations.

Legg Mason, Inc. will not pay any fee or commission to any broker or dealer or to any other person other than the exchange agent for the Exchange Offer.  Legg Mason, Inc. will pay all transfer taxes, if any, applicable to the exchange of unregistered securities pursuant to the Exchange Offer, except as otherwise provided in the Prospectus under the caption “The Exchange Offer - Fees and Expenses.”

Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, The Bank of New York Mellon, in the manner set forth below.

Exchange Agent:

By Facsimile: (212) 298-1915	By Hand, Registered or Certified Mail, or Overnight Delivery:
Confirm by Telephone:	The Bank of New York Mellon c/o The Bank of New York Mellon Trust Corporation Corporate Trust Options - Reorganization Unit 101 Barclay Street, Floor 7 East New York, NY 10286 Attention:

Very truly yours,

LEGG MASON, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF LEGG MASON, INC. OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF LEGG MASON, INC. OR THE EXCHANGE AGENT IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.